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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


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                                   FORM 8-K



                           Current Report Pursuant
                        to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934


  Date of Report May 23, 1995 (Date of Earliest Event Reported May 9, 1995)


                         EL PASO NATURAL GAS COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN THE CHARTER)



                    Incorporated in the State of Delaware
                (State or other Jurisdiction of Incorporation)


            1-2700                                      74-0608280
     (Commission File Number)               (I.R.S. Employer Identification No.)


 One Paul Kayser Center
 100 North Stanton Street, El Paso, Texas                      79901
 (Address of Principal Executive Offices)                    (Zip Code)

                           Telephone (915) 541-2600
             (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events

         On May 9, 1995, El Paso Natural Gas Company (the "Company") executed a definitive merger agreement with Eastex Energy Inc. ("Eastex") under which holders of Eastex common stock will receive $4.50 per share in either common stock of the Company (subject to a maximum and minimum exchange ratio of 0.1629 and 0.1485, respectively) or in cash, at their option, with a maximum of 49 percent of the merger consideration being paid in cash. The merger is conditioned upon, among other things, approval by the holders of a majority of the outstanding shares of Eastex common stock, the transaction being tax-free to Eastex and its shareholders (except to the extent they receive cash), and receipt of certain governmental approvals. A copy of the press release further describing the transaction is attached hereto as
         Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

         Exhibits.

           99       Press release dated May 9, 1995.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  El Paso Natural Gas Company
                                            (Registrant)


                                  By       /s/     Thomas E. Ricks
                                                   Thomas E. Ricks
                                           Vice President, Controller and
                                               Chief Accounting Officer



Date: May 23, 1995




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                                 EXHIBIT INDEX



Exhibit No.                       Description
-----------                       -----------
   99                        Press release dated May 9, 1995.




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